As filed with the Securities and Exchange Commission April 9, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

ALABAMA	46-1422125
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

2611 Legends Drive

Prattville, Alabama 36066

(Address of Principal Executive Offices)

(Zip Code)

RIVER FINANCIAL 2025 INCENTIVE STOCK COMPENSATION PLAN

(Full Title of the Plans)

James M. Stubbs

President and Chief Executive Officer

River Financial Corporation

2611 Legends Drive

Prattville, Alabama 36066

(Name and Address of Agent for Service)

(334) 290-2700

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Michael D. Waters, Esq.

Jones Walker LLP

420 20th Street North, Suite 1100

Birmingham, Alabama 35203

Tel: (205) 244-5210

Fax: (205) 244-5410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 500,000 shares of Common Stock, par value $1.00 per share, of River Financial Corporation (the “Registrant”) reserved for issuance under the River Financial 2025 Incentive Stock Compensation Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

(a)
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 11, 2025; and
(b)
The Company’s Current Reports on Form 8-K, three each filed on February 20, 2025, February 20, 2025 and February 2025, and one filed on March 18, 2025.

All reports and other documents the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such reports or documents are filed. Information contained herein modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained herein or in earlier-dated documents incorporated by reference. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities

The description of the Registrant’s securities and its common stock contained at “Description of River Financial Common Stock” in the Joint Proxy Statement / Prospectus to the Registrant’s Registration Statement on Form S-4, filed on September 10, 2019, file no. 333-233387, is incorporated herein by reference. The Plan provides for the grant of stock options and other grants for the Registrant’s common stock.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of the shares of the Company’s Common Stock offered by this Registration Statement, pursuant to the Plan, has been passed upon by Jones Walker LLP, Birmingham, Alabama.

Item 6.	Indemnification of Directors and Officers

The Alabama Business Corporation Law (“ABCL”), Sections 10-2A-8.50-8.59, empowers a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if the director:

•	conducted himself/herself in good faith;

•

reasonably believed, in the case of conduct in his/her official capacity, that his/her conduct was in the best interests of the corporation, and, in all other cases, that his/her conduct was at least not opposed to the best interests of the corporation; and

•	in the case of any criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Unless ordered by a court, a corporation may not indemnify a director in connection with:

•	a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

•

in connection with any other proceeding with respect to conduct for which the director was adjudged liable on the basis that he received an improper benefit, whether or not involving action in his official capacity.

The ABCL further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he/she was a party because he/she was a director of the corporation against reasonable expenses incurred by him/her in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he/she is a director. The director must deliver to the corporation: (1) a signed written affirmation of his good faith belief that he/she has met the relevant standard of conduct described in the ABCL; and (2) his/her written undertaking to repay any funds advanced if he/she is not entitled to indemnification under the ABCL and it is ultimately determined under the ABCL that he/she has not met the relevant standard of conduct described in the ABCL. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment. A determination must also be made that the facts known to those making the determination would not preclude indemnification under the ABCL.

Authorization for indemnification as described immediately above must be made by the board of directors:

(i)
if there are two or more qualified directors, by a majority vote of all the qualified directors (a majority of whom shall for that purpose constitute a quorum) or by a majority of the members of a committee consisting solely of two or more qualified directors appointed by a majority vote of qualified directors; or
(ii)
if there are fewer than two qualified directors, by the vote necessary for action by the board of directors in accordance with Section 10A-2A-8.24(c) of the ABCL, in which authorization directors who are not qualified directors may participate; or
(iii)
by the stockholders, but stock owned by or voted under the control of a director who at the time is not a qualified director may not be voted on the authorization.

A corporation may also indemnify and advance expenses to officers and employees of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

In addition, the Company has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and executive officers, which may cover liabilities under the Securities Act.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of River Financial Corporation, filed on May 18, 2023 as Exhibit 3.1 to the Company’s Form 8-K and incorporated herein by reference.

4.2	Bylaws of River Financial Corporation, filed on May 18, 2023 as Exhibit 3.2 to the Company’s Form 8-K, and incorporated by reference herein.

4.3	River Financial 2025 Incentive Stock Compensation Plan filed as an exhibit to the Registrant’s Current Report on Form 8-K/A on February 20, 2025 and incorporated by reference.

5.1*	Opinion of Jones Walker LLP

23.1*	Consent of Mauldin & Jenkins, LLC

23.2*	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

107*	Filing Fee Table
_______________ *Filed herewith

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(iv) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(v) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or, otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prattville, State of Alabama, on April 9, 2025.

RIVER FINANCIAL CORPORATION

By:	/s/ James M. Stubbs
James M. Stubbs
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Stubbs and Jason Davis, and each or either one of them, as his true and lawfully attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the date set forth below.

/s/ James M. Stubbs CEO and Director *

James M. Stubbs

/s/ Jason B. Davis Chief Financial Officer *

Jason B. Davis (Principal Financial and Accounting Officer)

/s/ Larry Puckett Director and Chairman of the Board *

Larry Puckett

/s/ W. Murray Neighbors Director and Vice Chairman of the Board *

W. Murray Neighbors

/s/ Gerald R. Smith Director and President *

Gerald R. Smith

/s/ Vernon B. Taylor Director *

Vernon B. Taylor

/s/ John A. Freeman Director *

John A. Freeman

/s/ Charles E. Herron Director *

Charles E. Herron

/s/ Charles Moore, III Director *

Charles Moore, III

/s/ Brian McLeod Director *

Brian McLeod

____________________

*April 9, 2025

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of River Financial Corporation, filed on May 18, 2023 as Exhibit 3.1 to the Company’s Form 8-K and incorporated herein by reference.

4.2	Bylaws of River Financial Corporation, filed on May 18, 2023 as Exhibit 3.2 to the Company’s Form 8-K, and incorporated by reference herein.

4.3	River Financial 2025 Incentive Stock Compensation Plan filed as an exhibit to the Registrant’s Current Report on Form 8-K on February 20, 2025 and incorporated herein by reference.

5.1*	Opinion of Jones Walker LLP

23.1*	Consent of Mauldin & Jenkins, LLC

23.2*	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

107*	Filing Fee Table
_______________ *Filed herewith.